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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): March 11, 1998

                          CONCENTRA MANAGED CARE, INC.
             (Exact Name of Registrant as Specified in its Charter)

         DELAWARE                      000-22751             04-3363415
       ------------                  -------------          -------------
(STATE OR OTHER JURISDICTION OF     (COMMISSION FILE         (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)          NUMBER)          IDENTIFICATION NUMBER)

       312 UNION WHARF
    BOSTON, MASSACHUSETTS                                02109
    ---------------------                            --------------
  (ADDRESS OF PRINCIPAL EXECUTIVE                      (ZIP CODE)
      OFFICES)

        Registrant's telephone number, including area code (617) 367-2163

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

ITEM 5.     OTHER EVENTS

      On March 16, 1998, Concentra Managed Care, Inc., a Delaware corporation (the "Company"), sold 4.5% Convertible Subordinated Notes due 2003 (the "Notes") in the aggregate principal amount of $200.0 million, pursuant to a Purchase Agreement by and among the Company and BT Alex. Brown Incorporated, BancAmerica Robertson Stephens, Donaldson, Lufkin & Jenrette Securities Corporation and Piper Jaffrey Inc. (the "Initial Purchasers"), dated as of March 11, 1998. The Notes were issued under an indenture dated as of March 16, 1998 (the "Indenture"), between the Company and Chase Bank of Texas, N.A., as Trustee (the "Trustee"). In connection with the sale of the Notes, the Company entered into a related registration rights agreement with the Initial Purchasers (the "Registration Rights Agreement"). The following summaries of certain provisions of the Notes, the Indenture and the Registration Rights Agreement which are filed as Exhibits to this Form 8-K do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Notes, the Indenture and the Registration Rights Agreement, including the definitions therein of certain terms which are not otherwise defined in this Form 8-K. Whenever particular provisions or defined terms of the Indenture (or of the form of Note which is a part thereof) or the Registration Rights Agreement are referred to, such provisions or defined terms are incorporated herein by reference.

GENERAL

      The Notes represent unsecured general obligations of the Company subordinate in right of payment to certain other obligations of the Company as described under "-Subordination of Notes," and convertible into Common Stock as described under "-Conversion of Notes." The Notes are limited to $200.0 million in aggregate principal amount ($230.0 million if the Initial Purchasers' exercise in full an over-allotment option), and were issued only in denominations of $1,000 or any multiple thereof and will mature on March 15, 2003, unless earlier redeemed at the option of the Company or repurchased by the Company at the option of the Holder upon a Change of Control.

      The Indenture does not contain any financial covenants or any restrictions on the payment of dividends, the incurrence of Senior Indebtedness or the issuance or repurchase of securities of the Company.

      The Notes bear interest at the annual rate of 4.50% on the original date of issuance, payable on March 15 and September 15, commencing on September 15, 1998, to Holders of record at the close of business on March 1 and September 1, respectively. Notes called for redemption by the Company shall include accrued and unpaid interest to, but excluding, the Redemption Date; provided that if the Redemption Date is after a record date and on or prior to the corresponding interest payment date, accrued interest shall be payable to the Holder of the redeemed Notes registered on such record date. Notes repurchased by the Company at the option of a Holder pursuant to a Change of Control shall include accrued and unpaid interest to, but excluding, the Repurchase Date; provided that if the Repurchase Date is after a record date and on or prior to the corresponding Interest Payment Date and Damage Payment Date, accrued interest shall be paid to the registered Holder on the close of business on such record date and no additional interest will be paid to a Holder who tenders a Note pursuant to the Repurchase Offer. If a Note is surrendered for conversion between a record date and the next following interest payment date and the Note has not been called for redemption on a Redemption Date occurring within such period (except for the interest payment date occurring on March 15, 2001), then the surrender of such Note shall be accompanied by a payment of the amount of interest payable on such interest payment date on the principal amount of the Note being surrendered for conversion.

      Principal of, premium, if any, interest on, and liquidated damages, if any, with respect to the Notes is payable, and the Notes may be presented for conversion, registration of transfer and exchange, without service charge, at the office of the Company maintained for such purpose in New York, New York, which is initially the office or agency of the Trustee. Principal, premium, if any, interest and liquidated damages, if any, may, at the Company's option, be paid at the Trustee's corporate trust office or by check mailed to such Holders at the addresses set forth upon the registry books of the Company. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

      The Indenture and the Registration Rights Agreement are governed by and construed under the laws of the Commonwealth of Massachusetts.

CONVERSION OF NOTES

      Each Holder of Notes has the right at any time on or after the 90th day following the latest date of initial issuance of the Notes and prior to the close of business on the Stated Maturity of the Notes, unless previously redeemed or repurchased, at the Holder's option, to convert any portion of the principal amount thereof that is an integral multiple of $1,000 into shares of Common Stock at any time at the Conversion Price of $41.25 per share (subject to adjustment as described below). The right to convert a Note called for redemption or delivered for repurchase and not withdrawn will terminate at the close of business on the Business Day, respectively, immediately prior to the Redemption Date or Repurchase Date for such Note, unless the Company subsequently fails to pay the applicable Redemption Price or Repurchase Price, as the case may be.

      In the case of any Note that has been converted after any Record Date, but on or before the next Interest Payment Date, interest, the stated due date of which is on such Interest Payment Date, shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest shall be paid to the Holder of such Note who is a Holder on such Record Date. Any Note converted after any Record Date but before the next Interest Payment Date must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of Notes being surrendered for conversion; provided no such payment shall be required with respect to interest payable on March 15, 2001. No fractional shares will be issued upon conversion but, in lieu thereof, an appropriate amount will be paid in cash by the Company based on the market price of Common Stock (determined in accordance with the Indenture) at the close of business on the day of conversion. As a result of the foregoing provisions, Holders that surrender Notes for conversion on a date that is not an Interest Payment Date will not receive any interest for the period from the Interest Payment Date next preceding the date of conversion to the date of conversion or for any later period.

      The Conversion Price is subject to adjustment in certain events, including
(a) any payment of a dividend (or other distribution) payable in Common Stock on any class of Capital Stock of the Company, (b) any issuance to all holders of Common Stock of rights, options or warrants entitling them to subscribe for or purchase Common Stock at less than the then current market price of Common Stock (determined in accordance with the Indenture), provided, however, that if such rights, options or warrants are only exercisable upon the occurrence of certain triggering events, then the Conversion Price will not be adjusted until such triggering events occur, (c) certain subdivisions, combinations or reclassifications of Common Stock, (d) any distribution to all holders of Common Stock of evidences of indebtedness, shares of Capital Stock other than Common Stock, cash or other assets (including securities, but excluding those dividends, rights, options, warrants and distributions referred to above and excluding dividends and distributions paid exclusively in cash and in mergers and consolidations to which the third succeeding paragraph applies), (e) any distribution consisting exclusively of cash (excluding any cash portion of distributions referred to in (d) above, or cash distributed upon a merger or consolidation to which the third succeeding Section applies) to all holders of Common Stock in an aggregate amount that, combined together with (i) all other such all-cash distributions made within the then preceding 12 months in respect of which no adjustment has been made and (ii) any cash and the fair market value of other consideration paid or payable in respect of any tender or exchange offer by the Company or any of its subsidiaries for Common Stock concluded within the preceding 12 months in respect of which no adjustment has been made, exceeds 15% of the Company's market capitalization (defined as being the product of the then current market price of the Common Stock times the number of shares of Common Stock then outstanding) on the record date of such distribution, and
(f) the completion of a tender or exchange offer made by the Company or any of its subsidiaries for Common Stock that involves an aggregate consideration that, together with (i) any cash and other consideration payable in a tender or exchange offer by the Company or any of its subsidiaries for Common Stock expiring within the 12 months preceding the expiration of such tender or exchange offer in respect of which no adjustment has been made and (ii) the aggregate amount of any such all-cash distributions referred to in (e) above to all holders of Common Stock within the 12 months preceding the expiration of such tender or exchange offer in respect of which no adjustments have been made, exceeds 15% of the Company's market capitalization on the expiration of such tender offer. No adjustment of the Conversion Price will be required to be made until the cumulative adjustments amount to 1.0% or more of the Conversion Price as last adjusted.

      Under the terms of the Rights Agreement by and between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, dated as of September 29, 1997, upon conversion of any Notes prior to the redemption or expiration of the Rights (as defined therein), the Holders of such Notes will receive, subject to certain limited conditions, an appropriate number of Rights with respect to the shares of Common Stock issued upon such conversion. In addition, the Indenture provides that if the Company amends the Rights Agreement or implements a replacement or successor stockholders' rights plan, such rights plan must provide that upon conversion of the Notes the Holder will receive, in addition to the Common Stock issuable upon such conversion, such rights whether or not such rights have separated from the Common Stock at the time of such conversion.

SUBORDINATION OF NOTES

      The Notes are general, unsecured obligations of the Company, subordinated in right of payment to all existing and future Senior Indebtedness of the Company. In addition, the Notes are pari passu with the Company's 6% Convertible Subordinated Notes due 2001 in the principal amount of $97.75 million. The Indenture does not restrict the incurrence of Senior Indebtedness or other indebtedness or liabilities by the Company or its subsidiaries or the ability of the Company to transfer assets or business operations to its subsidiaries, subject to the provisions described under "-Repurchase of Notes at the Option of Holders Upon a Change of Control" and "-Limitation on Merger, Sale or Consolidation" below.

OPTIONAL REDEMPTION BY THE COMPANY

      The Notes are not subject to redemption prior to March 15, 2001 and will be redeemable thereafter at the option of the Company, in whole or in part, upon not less than 30 days' notice to each Holder, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing March 15 of the years indicated below, in each case (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest and liquidated damages, if any, to, but excluding, the Redemption Date:

      YEAR                                              PERCENTAGE
      ----                                              ----------
      2001...........................................         101.8%
      2002...........................................         100.9

      In the case of a partial redemption, the Trustee shall select the Notes or portions thereof for redemption on a pro rata basis, by lot or in such other manner it deems fair and appropriate and in such manner as complies with any applicable depositary, legal and stock exchange or automatic quotation system requirement. The Notes may be redeemed in part in multiples of $1,000 only.

      The Notes do not have the benefit of any sinking fund.

REPURCHASE OF NOTES AT THE OPTION OF HOLDERS UPON A CHANGE OF CONTROL

      The Indenture provides that in the event that a Change of Control has occurred, each Holder of Notes has the right, at such Holder's option, to require the Company to offer (the "Repurchase Offer") to repurchase all or any part of such Holder's Notes (provided that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on the date (the

"Repurchase Date") that is no later than 30 Business Days after the occurrence of such Change of Control at a cash price (the "Repurchase Price") equal to 100% of the principal amount thereof, together with accrued and unpaid interest and liquidated damages, if any, to (but excluding) the Repurchase Date. The Repurchase Offer shall be made within 25 Business Days following a Change of Control and shall remain open for 20 Business Days following its commencement except to the extent that a longer period is required by applicable law (the "Repurchase Offer Period"). Upon expiration of the Repurchase Offer Period, the Company shall purchase all Notes tendered in response to the Repurchase Offer. If required by applicable law, the Repurchase Date and the Repurchase Offer Period may be extended as so required; however, if so extended, it shall nevertheless constitute an Event of Default if the Repurchase Date does not occur within 60 Business Days of the Change of Control.

LIMITATION ON MERGER, SALE OR CONSOLIDATION

      The Indenture provides that the Company may not, directly or indirectly, consolidate with or merge with or into another person or sell, lease, convey or transfer all or substantially all of its assets (other than to its wholly-owned subsidiaries), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless (i) either (a) in the case of a merger or consolidation the Company is the surviving entity or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Notes and the Indenture; (ii) no Default or Event of Default shall exist or shall occur immediately after giving effect to such transaction; and (iii) the Company has delivered to the Trustee an officer's certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and if a supplemental indenture is required, such supplemental indenture comply with the Indenture and that all conditions precedent relating to such transaction have been satisfied.

      Upon any consolidation or merger or any sale, lease, conveyance or transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale, lease, conveyance or transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named therein as the Company, and when a successor corporation duly assumes all of the obligations of the Company pursuant to the Indenture and the Notes, the Company will be released from its obligations under the Indenture and the Notes, except as to any obligations that arise from or as a result of such transaction.

EVENTS OF DEFAULT AND REMEDIES

      The Indenture defines an Event of Default as (i) the failure by the Company to pay any installment of interest on, or liquidated damages with respect to, the Notes as and when due and payable and the continuance of any such failure for 30 days, (ii) the failure by the Company to pay all or any part of the principal of, or premium, if any, on the Notes when and as the same become due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, pursuant to any Repurchase Offer or otherwise, (iii) the failure of the Company to perform any conversion of Notes required under the Indenture and the continuance of any such failure for 30 days, (iv) the failure by the Company to observe or perform any other covenant or agreement contained in the Notes or the Indenture and subject to certain exceptions, the continuance of such failure for a period of 60 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding, (v) certain events of bankruptcy, insolvency or reorganization in respect of the Company or any of its Significant Subsidiaries (as defined), (vi) failure of the Company or any Significant Subsidiary to pay principal, premium or interest when due at maturity, including any applicable grace period, in respect of Indebtedness (other than nonrecourse obligations) in an amount in excess of $10.0 million and continuance of such failure for 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of Notes outstanding, (vii) default by the Company or any Significant Subsidiary with respect to any Indebtedness (other than non-recourse obligations), which default results in the acceleration of Indebtedness in an amount in excess of $10.0 million without such Indebtedness having been discharged or such acceleration having been rescinded or annulled for 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of Notes outstanding and (vii) final unsatisfied judgments not covered by insurance aggregating in excess of $10.0 million, at any one time rendered against the Company or any of its Significant Subsidiaries and not stayed, bonded or discharged within 60 days. The Indenture provides that if a default occurs and is continuing and if it is known to the Trustee, the Trustee must, within 90 days after the occurrence of such default, give to the Holders notice of such default, but the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the best interest of the Holders, except in the case of a default in the payment of the principal of, premium, if any, or interest on or liquidated damages with respect to, any of the Notes when due or in the payment of any redemption or repurchase obligation.

      The Indenture provides that if an Event of Default occurs and is continuing (other than an Event of Default specified in clause (v) above with respect to the Company), then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal and accrued interest and liquidated damages, if any, thereon to be due and payable immediately. If an Event of Default specified in clause (v) above with respect to the Company occurs, all principal and accrued interest and liquidated damages, if any, will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or the Holders. The Holders of no less than a majority in aggregate principal amount of Notes generally are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on, and liquidated damages with respect to, the Notes that have become due solely by such acceleration, have been cured or waived.

      Prior to the declaration of acceleration of the maturity of the Notes, the Holders of a majority in principal amount of the Notes at the time outstanding may waive on behalf of all the Holders any default, except a default in the payment of principal of or interest on, or liquidated damages with respect to, any Note not yet cured, or a default with respect to any covenant or provision that cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have furnished to the Trustee reasonable security or indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

      The Indenture provides that no Holder may pursue any remedy under the Indenture, except for a default in the payment of principal, premium, if any, or interest or liquidated damages, if any, on the Notes, unless the Holder gives to the Trustee written notice of a continuing Event of Default, the Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy, such Holders furnish to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense, the Trustee does not comply with the request within 60 days after receipt of the request and the furnishing of indemnity, and the Trustee shall not have received a contrary direction from the Holders of a majority in principal amount of the outstanding Notes.

AMENDMENTS AND SUPPLEMENTS

      The Indenture contains provisions permitting the Company and the Trustee to enter into a supplemental indenture for certain limited purposes without the consent of the Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, the Company and the Trustee are permitted to amend or supplement the Indenture or any supplemental indenture or modify the rights of the Holders; provided, that no such modification may, without the consent of each Holder affected thereby:
(i) change the Stated Maturity of any Note or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the conversion of any Note or the enforcement of any such payment on or after the due date thereof (including, in the case of redemption, on or after the Redemption Date), or reduce the Repurchase Price, or alter the Repurchase Offer (other than as set forth herein) or redemption provisions in a manner adverse to the Holders, (ii) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in the Indenture, (iii) adversely affect the right of such Holder to convert Notes, or (iv) provide that other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby. A supplemental indenture entered into in compliance with the "Limitation on Merger, Sale or Consolidation" covenant does not require the consent of the Note Holders.

REGISTRATION RIGHTS

      The Company has agreed to file with the Commission a shelf registration statement covering resales by holders of Notes and Common Stock issuable upon conversion of the Notes within 90 days after the latest date of initial issuance of the Notes and will use its best efforts to cause such registration statement to be declared effective within 120 days following such filing. The Company will use all reasonable efforts to cause such registration statement to become effective as promptly as is practicable and to keep the registration statement effective for two years from the latest date of initial issuance of Notes. The Company will be permitted to suspend the use of the prospectus which is a part of the shelf registration statement during certain periods of time and under certain circumstances relating to pending corporate developments, public filings with the Commission and similar events. If a registration statement is not timely filed or if the prospectus is unavailable for periods in excess of those permitted under the Registration Rights Agreement, the Company has agreed to pay liquidated damages to (i) each Holder of Notes at a rate equal to one-quarter of one percent per annum (25 basis points) on the aggregate principal amount of the Notes and (ii) each holder of shares of Common Stock issued upon conversion of the Notes at a rate equal to one-quarter of one percent per annum (25 basis points) calculated on the product of the then-applicable Conversion Price times the number of shares of such Common Stock held by such holder. The Company will pay all expenses of the shelf registration statement, provide to each registered holder requesting to sell Notes or shares of Common Stock copies of such prospectus, notify each registered holder when the shelf registration statement has become effective and take certain other actions as are required to permit, subject to the foregoing, unrestricted resales of the Securities. A Holder who sells the Notes pursuant to the shelf registration statement generally will be required to be named as a selling stockholder in the related prospectus and to deliver a prospectus to purchasers and will be bound by the provisions of the Registration Rights Agreement which are applicable to such Holder (including certain indemnification provisions). If a shelf registration statement covering the Common Stock issued upon conversion of the Notes is not effective, such Common Stock may not be sold or otherwise transferred except in accordance with the transfer restrictions set forth in the legends on the Notes.

      The specific provisions relating to the registrations described above are contained in the Registration Rights Agreement.

THE TRUSTEE

      Chase Bank of Texas, N.A., the Trustee under the Indenture, has been appointed by the Company as the initial paying agent, conversion agent, registrar and custodian with regard to the Notes. The Company may maintain deposit accounts and conduct other banking transactions with the Trustee or its affiliates in the ordinary course of business, and the Trustee and its affiliates may from time to time in the future provide banking and other services to the Company in the ordinary course of their business.

CERTAIN DEFINITIONS

      "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York or Dallas, Texas are authorized or obligated by law or executive order to close.

      "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

      "Capitalized Lease Obligation" means, as to any Person, the obligation of such Person to pay rent or other amounts under a lease to which such Person is a party that is required to be classified and accounted for as a capital lease obligation under GAAP.

      "Change of Control" means (i) an event or series of events as a result of which any "person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d) of the Exchange Act) (excluding the Company or any wholly-owned subsidiary thereof) is or becomes, directly or indirectly, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable) of more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in elections of directors, managers or trustees, as applicable, of the Company or any successor entity ("Voting Stock"), (ii) the completion of any consolidation with or merger of the Company into any other Person, or conveyance, transfer or lease by the Company of all or substantially all of its assets to any Person, or any merger of any other Person into the Company in a single transaction or series of related transactions, and, in the case of any such transaction or series of related transactions, the outstanding Common Stock of the Company is changed or exchanged as a result, unless the stockholders of the Company immediately before such transaction own, directly or indirectly, immediately following such transaction, at least a majority of the combined voting power of the outstanding voting securities of the Person resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction, or (iii) such time as the Continuing Directors (as defined) do not constitute a majority of the Board of Directors of the Company (or, if applicable, a successor corporation to the Company); provided that a Change of Control shall not be deemed to have occurred if either (x) the last sale price of the Common Stock for any five trading days during the 10 trading days immediately preceding the Change of Control is at least equal to 105% of the Conversion Price in effect on such day, or (y) with respect to a merger or consolidation otherwise constituting a Change of Control described in clause
(ii) above, at least 90% of the consideration in such transaction or transactions consists of common stock or securities convertible into common stock that are, or upon issuance will be, traded on a United States national securities exchange or approved for quotation on the Nasdaq National Market.

      "Continuing Director" means at any date a member of the Company's Board of Directors (i) who was a member of such board on the date of initial issuance of the Notes or (ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Company's Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election.

      "Credit Facility" means the Credit Agreement, dated as of September 17, 1997, and as amended and restated on February 20, 1998, among the Company, the lenders from time to time party thereto, First Union National Bank, as administrative agent, and Fleet National Bank, as documentation agent, as the same may from time to time be amended, modified, supplemented, restated, renewed, refunded, restructured, refinanced, replaced or extended, in whole or in part, whether with same or different agents or lenders thereunder.

      "Disqualified Capital Stock" means, with respect to the Company, Capital Stock of the Company that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by the Company, in whole or in part, on or prior to the Stated Maturity of the Notes, provided that only the portion of such Capital Stock which is so convertible, exercisable, exchangeable or redeemable or subject to repurchase prior to such Stated Maturity shall be deemed to be Disqualified Capital Stock.

      "Indebtedness" of any person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of any such person, (i) in respect of borrowed money (whether or not the lender has recourse to all or any portion of the assets of such person), (ii) evidenced by credit or loan agreements, bonds, notes, debentures or similar instruments (including, without limitation, notes or similar instruments given in connection with the acquisition or any business, properties or assets of any kind), (iii) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (iv) for the payment of money relating to a Capitalized Lease Obligation, or (v) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit; (b) all obligations of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (c) all net obligations of such person under Interest Swap and Hedging Obligations; (d) all liabilities of others of the kind described in the preceding clauses (a), (b) or (c) that such person has guaranteed or that is otherwise its legal liability, or which is secured by a lien on property of such person, and all obligations to purchase, redeem or acquire any Capital Stock; and (e) any and all deferrals, renewals, extensions, modifications, replacements, restatements, refinancings and refundings (whether direct or indirect) of, or any indebtedness or obligation issued in exchange for, any liability of the kind described in any of the preceding clauses (a), (b), (c) or
(d), or this clause (e), whether or not between or among the same parties.

      "Interest Swap and Hedging Obligations" means the obligations of any Person under any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement or other interest rate hedge agreement, interest rate collar agreement or other similar agreement or arrangement to which such Person is a party or beneficiary.

      "Junior Securities" means any Qualified Capital Stock (as defined) and any Indebtedness of the Company that is fully subordinated in right of payment to the Notes and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Notes.

      "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

      "Senior Indebtedness" means all obligations of the Company to pay the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, any Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company, unless the instrument creating or evidencing such Indebtedness provides that such Indebtedness is not senior or superior in right of payment to the Notes or which is pari passu with, or subordinated to, the Notes; provided that in no event shall Senior Indebtedness include (a) Indebtedness of the Company owed or owing to any subsidiary of the Company or any officer, director or employee of the Company or any subsidiary of the Company, (b) Indebtedness representing or with respect to any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services or (c) any liability for taxes owed or owing by the Company or any subsidiary of the Company. The Notes rank pari passu with the Company's 6% Convertible Subordinated Notes due
2001.

      "Significant Subsidiary" means any Subsidiary which is a "significant subsidiary" of the Company within the meaning of Rule 1.02(w) of Regulation S-X promulgated by the Commission as in effect as of the date of the Indenture.

      "Stated Maturity," when used with respect to any Note, means March 15, 2003.

      "Subsidiary" with respect to any person, means (i) a corporation a majority of whose Capital Stock with voting power normally entitled to vote in the election of directors is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person, (ii) a partnership in which such person or a Subsidiary of such person is, at the time, a general partner and owns alone or together with one or more Subsidiaries of such person a majority of the partnership interests, or (iii) any other person (other than a corporation) in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof, has at least a majority ownership interest.

USE OF PROCEEDS

      The net proceeds to the Company from the offering of the Notes (after deducting discounts and estimated expenses) were approximately $194.65 million ($223.9 million if the overallotment option is exercised in full). The Company used a portion of such net proceeds to repay all of the outstanding principal amounts, approximately $122.0 million, under the Credit Facility, and the commitment under the Credit Facility was decreased to $100.0 million.

      The Company will use the remaining net proceeds from the offering of the Notes to finance the Company's acquisition, joint venture and development strategy and for other general corporate purposes. Although the Company is in discussions with numerous potential acquisition and joint venture candidates, there can be no assurance that such transactions can be consummated on favorable terms or that any acquisition or joint venture, if completed, will be successful.

      Pending use, the Company has invested the net proceeds from the sale of the Notes in short-term, investment grade, interest bearing securities.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

(c)   Exhibits

4.1   Form of Note (included in Exhibit 4.2 hereto)
4.2 Indenture by and between the Company and Chase Bank of Texas, N.A. dated as of March 16, 1998
10.1 Purchase Agreement by and among the Company, BT Alex. Brown, Incorporated, BancAmerica, Robertson Stephens, Donaldson, Lufkin & Jenrette Securities Corporation and Piper Jaffrey Inc. dated as of March 11, 1998
10.2 Registration Rights Agreement by and among the Company, BT Alex. Brown, Incorporated, BancAmerica, Robertson Stephens, Donaldson, Lufkin & Jenrette Securities Corporation and Piper Jaffrey Inc. dated as of March 11, 1998

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CONCENTRA MANAGED CARE, INC.


Date:  March 30, 1998              By: /c/ Richard A. Parr II
                                       ------------------------------------
                                       Richard A. Parr II
                                       Executive Vice President, General Counsel
                                       and Secretary